EXHIBIT 10.57

FOURTH AMENDMENT TO

STANDARD OFFICE LEASE

THIS FOURTH AMENDMENT, effective by March 1, 2005, by and between 2221 BIJOU, LLC, a Colorado Limited Liability Company (hereafter “Lessor”) and AMERICAN TELECONFERENCING SERVICES, LTD., a Delaware Corporation (hereafter “Lessee”).

WITNESSETH, THE FOLLOWING RECITALS:

WHEREAS, on May 23, 1996, the parties entered into a Standard Office Lease (which Standard Office Lease included Addendums dated July 18, 1996 and October 4, 1996) wherein Lessor agreed to lease to Lessee 50,470 square feet (hereafter “SF”) in the Chidlaw Building located at 2221 East Bijou Street, Colorado Springs, Colorado 80909, for a Lease Term commencing September 1, 1996 and terminating August 31, 2006; the terms of which Standard Office Lease and Addendums are incorporated herein by reference;

WHEREAS, on May 5, 1998, the parties entered into a First Amendment to Standard Office Lease wherein Lessor agreed to lease to Lessee an additional 4,400 rentable square feet (hereafter “RSF”) in the upper level of said building; for a Lease Term also ending August 31, 2006; the terms of which are incorporated herein by reference;

WHEREAS, on May 5, 1998, the parties entered into a Second Amendment to Standard Office Lease wherein Lessor agreed to lease to Lessee 50,825 RSF in the lower level of said building; which lower level space also has a Lease Term ending August 31, 2006 pursuant to a subsequent Third Amendment to Standard Office Lease dated September 9, 1999 and a later written Term Extension Notice made effective May 15, 2001; the terms of which Lease documents are incorporated herein by reference;

WHEREAS, Lessee now desires to expand the area of its leased premises in the lower level of the building by adding the following tenant space for a Lease Term commencing March 1, 2005 and ending August 31, 2006 or coterminously with the existing Lease Term for all currently leased space, to-wit:

The former McLeodUSA Remote Switching Facility located in the lower level of the premises and which tenant space was built as a state-of-the-art conditioned switch room containing two (2) Liebert Cooling System Units, an anti-static floor, a dry fire suppression system with two (2) tanks, wiring sufficient for a portable outside generator and access to fiber optic cables and consisting of . . . . . . . . . . 2,296 RSF

WHEREAS, Lessor and Lessee desire to enter into this Fourth Amendment to Standard Office Lease adding the additional leased space referenced in the preceding recital upon the same terms and conditions of the original Standard Office Lease except as otherwise herein set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and undertakings hereafter, the parties enter into this Fourth Amendment to Standard Office Lease and hereby agree to the following terms, to-wit:

1. ADDITIONAL LEASED PREMISES. In consideration of the rents, terms, provisions and covenants herein, Lessor hereby leases, lets, and demises to Lessee the additional following described premises (“Additional Leased Premises”).

The former McLeodUSA Remote Switching Facility located in the lower level of the Chidlaw Building located at 2221 East Bijou Street, Colorado Springs, Colorado; which tenant space was built as a state-of-the-art conditioned switch room containing two (2) Liebert Cooling System Units, an anti-static floor, a dry fire suppression system with two (2) tanks, wiring sufficient for a portable outside generator and access to fiber optic cables and consisting of . . . . . . . . . . 2,296 RSF.

2. TERM. The Term for the Additional Leased Premises shall commence March 1, 2005 and end August 31, 2006, which is the date of termination of the Lease for all of Lessee’s existing space in the premises consisting of 105,695 RSF prior to the addition of the Additional Leased Premises herein.

3. BASE RENT SCHEDULE. During the Lease Term, Lessee shall pay Base Rent to Lessor for the Additional Leased Premises according to the following Base Rent Schedule. Lessee shall pay to Lessor the monthly base NNN Rent set forth in said Schedule on or before the first (1st) day of each month during the Lease Term for the Additional Leased Premises.

BASE RENT SCHEDULE

	Year	Base NNN Rent/RSF/year	RSF	Monthly NNN Rent	Total NNN Rent
1.	3/1/05 - 2/28/06	$11.00	2,296	$2,104.67	$25,256.00
2.	3/1/06 - 8/31/06	$11.50	2,296	$2,200.33	$13,202.00

Triple Net Intent. It is the purpose and intent of Lessor and Lessee that the base rent provided in the above schedule shall be absolutely net to Lessor, and that Lessee shall pay, AS ADDITIONAL RENT, without notice or demand, and without abatement, deduction or setoff and save Lessor harmless from and against, all prorated operating expenses in the manner and as defined in Article 2.02 and 2.03 of the Standard Office Lease. The parties agree that the Operating Expenses paid by Lessee in calendar year 2004 were based on a rate of $2.64 per RSF; which operating expenses are subject to the adjustments upon audit as set forth in the foregoing provisions of the Standard Office Lease. If Lessee is required to make any payment or incur any expense as provided in this Lease and fails to do so, then Lessor, at its option, may make the payment or incur the expense on Lessee’s behalf, and the cost thereof shall be charged to Lessee as additional rent and shall be due and payable by Lessee in accordance with Article 2.02 of the Standard Office Lease.

4. CONDITION OF ADDITIONAL LEASED PREMISES. Lessee agrees to accept the Additional Leased Premises in As-Is Condition and without any obligation of Lessor to make any improvements to the premises. Lessee shall not make improvements or alter the Additional Leased Premises without the express written consent of Lessor; which consent shall not be unreasonably withheld or delayed.

5. REMAINING TERMS ADOPTED BY REFERENCE. The Additional Leased Premises herein shall be subject to all additional terms, conditions and covenants of the Standard Office Lease, Addendums thereto, and the First, Second and Third Amendments; which terms are adopted by reference as if fully set forth herein.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Standard Office Lease the dates below set forth.

LESSOR:		LESSEE:

2221 Bijou, LLC, a Colorado Limited Liability Company		American Teleconferencing Services, Ltd. a Delaware corporation

By:	FIELDHILL PROPERTIES, LLC, a Minnesota Limited Liability Company, Its Chief Manager	By:	/s/ Michael Havener
		Its:	CFO

By:	/s/ Lars E. Akerberg
Lars E. Akerberg
Its:	Chief Manager

Dated:		Dated:	3-1-05

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